                                                                   Exhibit 99.01

                              FOR IMMEDIATE RELEASE

            DEL GLOBAL TECHNOLOGIES TO ANNOUNCE FISCAL 2003 FINANCIAL
         RESULTS ON MONDAY NOVEMBER 3, 2003 AND CONDUCT CONFERENCE CALL
                         ON WEDNESDAY, NOVEMBER 5, 2003

VALHALLA,  NY - October 30, 2003 -- Del Global  Technologies  Corp. (DGTC) ("Del
Global") today announced  plans to issue  financial  results for its Fiscal Year ended August 2, 2003 on Monday November 3, 2003.  Suzanne M. Hopgood,  Walter F.
Schneider  and Thomas V. Gilboy will host a conference  call  scheduled for 4:30
P.M.  Eastern  Time on  Wednesday,  November  5, 2003 to discuss  the  financial results. In addition, Del Global expects to file its Form 10-K early next week.

The telephone  number to join this conference  call is (973)  582-2783.  A taped replay of the call will be available  through 5:00 P.M.  Eastern Time,  November
10, 2003.  Please dial (973)  341-3080 and enter the number 4275805 to listen to the replay.  In addition,  the  conference  call will be broadcast live over the
Internet  via the  Webcast  section of Del's web site at  www.delglobal.com.  To listen to the live call on the Internet,  go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed on the Company's website for approximately five business days.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical  industrial  applications.  Industrial applications  for which Del Global  supplies power  subsystems  include  airport
explosives   detection,   analytical   instrumentation,   semiconductor  capital
equipment and energy exploration.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these statements are not guarantees of future performance. They involve a number of risks and  uncertainties  that are  difficult to predict  including,  but not limited to, the ability of Del Global to implement its business plan,  retention
of  management,   changing  industry  and  competitive   conditions,   obtaining
anticipated  operating  efficiencies,  securing  necessary  capital  facilities, favorable  determinations in various legal and regulatory  matters,  including a settlement of the Department of Defense  investigation  on terms that Del Global can afford and that does not include a debarment from doing business with the US
Government,  and favorable  general  economic  conditions.  Actual results could differ  materially  from  those  expressed  or  implied  in the  forward-looking statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are  specified  in the  Company's  filings  with  the  Securities  and  Exchange
Commission.

CONTACT:                                           INVESTOR RELATIONS:
Del Global Technologies Corp.                      The Equity Group Inc.
Walter F. Schneider, President &               Devin Sullivan (212) 836-9608
Chief Executive Officer
Thomas V. Gilboy, Chief Financial Officer          Adam Prior  (212) 836-9606
(914) 686-3600

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